Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated May 10, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Ennis, Inc. on Form 10-K for the year ended February 28, 2011, which are incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Form S-8 Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Dallas, Texas
June 30, 2011